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                                                                     Exhibit 21

Subsidiaries of City Holding Company
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As of December 31, 2001, the subsidiaries, each wholly-owned, of City Holding
Company included:

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
City National Bank of West Virginia
3601 MacCorkle Avenue S.E.                                              Insured Depository
Charleston, West Virginia               National Banking Association      Institution

City Financial Corporation                                              Securities Brokerage and
3601 MacCorkle Avenue S.E.                                                Investment Advisory
Charleston, West Virginia               West Virginia Corporation         Company

City Mortgage Corporation                                               Inactive Mortgage Banking
Pittsburgh, Pennsylvania                Pennsylvania Corporation          Company

City Holding Capital Trust
25 Gatewater Road                                                       Special-purpose Statutory
Charleston, West Virginia               Delaware Business Trust           Trust

City Holding Capital Trust II
25 Gatewater Road                                                       Special-purpose Statutory
Charleston, West Virginia               Delaware Business Trust           Trust
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